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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-89880 and No. 333-94769 of Langer, Inc. on Form S-8 of our report dated March 14, 2002 appearing in this Transition Report on Form 10-K of Langer, Inc. for the transition period from March 1, 2001 to December 31, 2001.


DELOITTE & TOUCHE LLP
Jericho, New York
March 14, 2002